UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 8, 2023

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Chief Executive Officer and Appointment of Interim Chief Executive Officer

On February 8, 2023, Jay Farner notified the Board of Directors (the “Board”) of Rocket Companies, Inc. (the “Company”) of his intent to retire as Chief Executive Officer of the Company, effective June 1, 2023 (the “Transition Effective Date”), and as Vice Chairman and member of the Board, effective immediately. On February 9, 2023, the Board appointed Bill Emerson as the Company’s interim Chief Executive Officer, effective on the Transition Effective Date. Mr. Emerson will replace Mr. Farner on an interim basis. The Board has commenced a search for a permanent Chief Executive Officer and has retained a leading firm to support its evaluation of internal and external candidates.

In addition, on February 9, 2023, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, elected Mr. Emerson as a Class I director, to fill the seat on the Board vacated by Mr. Farner and to serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2024 and until his successor is elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. Mr. Farner’s retirement from the Board was not because of a disagreement with the Company.

Mr. Emerson, age 60, currently serves as the Vice Chairman of Rock Holdings, Inc., the Company’s majority stockholder, a position he has held since February 2017.  Since August 2020, he has served as Vice Chairman of Bedrock, a Detroit-based full-service real estate firm specializing in acquiring, developing, leasing, financing and managing commercial and residential buildings. In both roles, he is responsible for leadership, growth and development of culture. From 2002-2017, Mr. Emerson was Chief Executive Officer of Rocket Mortgage, the Company’s flagship business, a position he held for 15 years. Mr. Emerson is a member of the Board of Directors of Xenith, Inc., a football helmet company dedicated to advancing safety through innovation and education; the United Way of Southeast Michigan; Detroit Economic Club; Detroit Sports Organizing Committee; Housing Policy Council; Mortgage Bankers Association; National Football Foundation; Rocket Giving Fund; The Parade Company; the Detroit Children’s Fund and the Skillman Foundation. Mr. Emerson earned a bachelor’s degree in business from Penn State University.

The terms of Mr. Emerson’s compensation for his new role and his committee assignments as a member of the Board will be determined at a later date.

Item 7.01	Regulation FD

The Company issued a press release announcing the officer and director changes on February 13, 2023. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference. As part of the press release, the Company reaffirmed its previously announced fourth quarter 2022 adjusted revenue guidance.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Press Release, dated February 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2023

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	General Counsel and Secretary